Exhibit 4.1

WARRANT AGENT AGREEMENT

This WARRANT AGENT AGREEMENT (this “Agreement”) is dated as of January 3, 2023, between 1847 Holdings LLC, a Delaware limited liability company (the “Company”), and VStock Transfer, LLC, as warrant agent (the “Warrant Agent”).

RECITALS

WHEREAS, the Company proposes to issue warrants (the “Warrants”) entitling the holders thereof (the “Holders”) to purchase the Company’s common shares, no par value (the “Common Shares”); and

WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Warrants.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth, and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

2. Amount Issued. Subject to the provisions of this Agreement, the Company shall issue and distribute to each record holder of its Common Shares as of the close of business on December 23, 2022 (the “Record Date”) a Warrant to purchase one (1) Common Share for every ten (10) Common Shares held of record on the Record Date; provided, however, that no fractional warrants or cash in lieu thereof will be issued or paid and the number of Common Shares issuable upon exercise of the Warrants (the “Warrant Shares”) distributed to such record holders will be rounded down to the nearest whole number. The Warrants shall entitle the Holders thereof to purchase Common Shares at a price of $4.20 per share, upon exercise of the Warrants as herein provided.

3. Form of Warrant. The Warrants and the forms of exercise notice and of assignment shall be in substantially the form set forth in Exhibit A hereto, together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and such letters, numbers or other marks of identification and such legends or endorsements placed thereon (i) as may be required to comply with any law or rules made pursuant thereto, any rules of any securities exchange, or any agreement between the Company and any Holder or (ii) as may, consistently herewith, be determined by the officers executing such Warrants, as evidenced by their execution of such Warrants.

4. Execution of Warrants. The Warrants shall be duly executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer by manual or facsimile signatures printed thereon. The Warrants shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrants shall cease to be such officer of the Company before the date of issuance of the Warrants or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrants may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrants had not ceased to be such officer of the Company.

5. Registration. The Warrants shall be numbered, and each Warrant along with the name and address of its Holder shall be registered in a register (the “Warrant Register”) to be maintained by the Warrant Agent. The Company and the Warrant Agent may deem and treat the registered Holder of a Warrant as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the Holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

6. Transfers and Exchanges.

(a) The Warrant Agent shall not register the transfer of any outstanding Warrant in the Warrant Register except as follows:

(i) if the transferee is, in the opinion of counsel for the transferring Holder, a person to whom the Warrants may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act of 1933, as amended (the “Securities Act”), with respect thereto and then only against receipt of such opinion of counsel for the transferring Holder in writing, which written opinion and counsel are acceptable to the Company, and a letter acceptable to the Company from such transferee in which such transferee represents that he or she is acquiring the Warrants for his or her own account for investment purposes and not with a view to distribution and provides any other information and representations required by the Company, and in which such person agrees to comply with the requirements of this provision with respect to any resale or other disposition of such securities;

(ii) upon surrender of such Warrants, duly endorsed; and

(iii) upon payment of any applicable tax or taxes pursuant to Section 9 hereof.

(b) Upon any such registration of transfer, a new Warrant shall be issued to the transferee for the number of Warrant Shares transferred. If less than all the Warrant Shares are transferred, a new Warrant or Warrants shall be issued in the name of the Holder for the number of Warrant Shares evidenced by the Warrants so surrendered that have not been transferred.

(c) The Warrants may be exchanged at the option of the Holder thereof, when surrendered to the Warrant Agent at its offices or agency maintained in Woodmere, New York (or at such other offices or agencies as may be designated by the Warrant Agent) for the purpose of exchanging or transferring the Warrants, or at the offices of any successor Warrant Agent as provided in Section 18 hereof, for another Warrant or other Warrants of like tenor and representing in the aggregate a like number of Warrant Shares.

(d) The Company shall not be required to issue fractional Warrant Shares on the exercise of the Warrants. Any fractional interest in Warrant Shares on the exercise of the Warrants shall be rounded down to the nearest whole number. By accepting a Warrant, the Holder thereof expressly waives any right to receive a Warrant evidencing any fractional share of securities upon exercise of a Warrant, or to receive any value whatsoever upon exercise of a fractional interest in a Warrant.

7. Duration and Exercise of Warrants; Exercise Price.

(a) Unless the Warrants are redeemed in accordance with Section 14 hereof, the Warrants shall expire at (i) 5:00 p.m. New York City time (“Close of Business”) on January 3, 2026, subject to extension, in the sole discretion of the Company, in a written statement to the Warrant Agent and with at least thirty (30) days’ prior notice to registered Holders in the manner provided for in Section 15 hereof (such date of expiration being hereinafter referred to as the “Expiration Date”). Beginning on the later of (i) January 3, 2024 or (ii) the date that a registration statement on Form S-3 has been filed with and declared effective by the Securities and Exchange Commission (the “Commission”) with respect to the issuance of the Warrant Shares (a “Registration Statement”), and thereafter until the Close of Business on the Expiration Date, the Warrants may be exercised on any business day subject to Section 7(g)-(h) and the remaining provisions of this Agreement. After the Close of Business on the Expiration Date, the Warrants will become void and of no value.

(b) Subject to the provisions of this Agreement, each Warrant shall entitle the Holder thereof to purchase from the Company (and the Company shall issue and sell to such Holder of a Warrant) the number of fully paid and nonassessable Warrant Shares stated therein at the price of $4.20 per share (the “Exercise Price”). Pursuant to Section 6(d) hereof, no fractional Warrant Shares shall be issuable upon exercise of any Warrants.

(c) A Holder shall exercise such Holder’s right to purchase Warrant Shares by depositing with the Company at its principal office or by PDF copy submitted by e-mail (or e-mail attachment) a duly completed notice of exercise in the form attached to the Warrant (the “Exercise Notice”) signed by the registered Holder thereof and by paying to the Company an amount equal to the Exercise Price multiplied by the number of Warrant Shares in respect of which the Warrants are being exercised. Payment shall be in lawful money of the United States of America by wire transfer or by official bank, certified, or personal check made payable to the Company; provided, however, if payment is made by personal check, sufficient time must be allowed for the check to clear prior to the Expiration Date.

(d) Upon receipt of the Exercise Notice and payment of the Exercise Price, and as soon as practicable thereafter, the Company will transmit a copy of the Exercise Notice to the Warrant Agent, which, in its capacity as the Company’s transfer agent (the “Transfer Agent”), shall issue and deliver to or upon the written order of the registered Holder of such Warrant the Warrant Shares issuable upon the exercise of the Warrant in book entry form, or upon the request of a Holder, a certificate or certificates for such Warrant Shares. Such Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Warrant Shares upon the date of issuance thereof. The Exercise Price will be deemed to have been received by the Company only upon (i) clearance of any uncertified check or (ii) receipt by the Company of any official bank or certified check drawn upon a U.S. bank, or (iii) receipt by the Company of confirmation of any wire transfer to the account set forth above.

(e) The Warrants shall be exercisable, at the election of the registered Holders thereof, either as an entirety or from time to time for a portion of the number of Warrant Shares issued. The registered Holder shall not be required to physically surrender a Warrant to the Warrant Agent until such Holder has purchased all of the Warrant Shares available and such Warrant has been exercised in full, in which case, the Holder shall surrender such Warrant to the Warrant Agent for cancellation within three (3) business days of the date on which the final Exercise Notice is delivered to the Company.

(f) No issuance of Warrant Shares upon exercise of the Warrants shall be made unless there is a current prospectus covering such Warrant Shares under an effective registration statement under the Securities Act and registration or qualification of such Warrant Shares (or an exemption therefrom) has been obtained from the state or other regulatory authorities in the jurisdiction in which such Warrant Shares are sold. The Company will provide to the Warrant Agent written confirmation of such registration or qualification, or an exemption therefrom, when requested by the Warrant Agent, and the determination of the Company shall be final and binding on the Warrant Agent and each Holder. The Company may instruct the Warrant Agent from time to time that certain Warrants are subject to further restrictions on exercise, in which case the Warrant Agent shall not permit the exercise of such Warrants without the consent of the Company.

(g) Notwithstanding any other provision of this Agreement to the contrary, no issuance of Warrant Shares shall be made, and the Company is authorized to refuse to honor the exercise of any Warrant, if the exercise of any Warrant would result, in the opinion of the Company’s Board of Directors (the “Board”) or its Chief Executive Officer upon advice of counsel, in the violation of any law.

(h) All questions concerning the timeliness, validity, form and eligibility of any exercise of Warrants will be determined by the Company, and such determinations will be final and binding. The Company may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such amount of time as the Company may determine, or reject the purported exercise of any Warrant by reason of any defect or irregularity in the exercise. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within an amount of time determined in the Company’s sole discretion. The Company and the Warrant Agent are not under any duty to notify any Holder of any defect or irregularity in connection with the submission of Warrants and will not incur any liability for failure to provide this notification.

8. Cancellation of Warrants. If the Company shall purchase or otherwise acquire Warrants, the Warrants shall thereupon be delivered to the Warrant Agent and be canceled by it and retired. The Warrant Agent shall cancel all Warrants surrendered for exchange, substitution, transfer or exercise in whole or in part.

9. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of Warrant Shares upon the exercise of Warrants; provided, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue of any Warrants or any Warrant Shares in a name other than the registered Holder of a Warrant surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or adequate provision has been made for the payment thereof.

10. Mutilated or Missing Warrants. If any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its sole and absolute discretion, issue and the Warrant Agent shall deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the lost, stolen or destroyed Warrant, a new Warrant of like tenor and representing an equivalent number of Warrant Shares, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and of an indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe. The Company and the Warrant Agent may charge the Holder for any expenses associated with replacing his or her mutilated, lost, stolen or destroyed Warrant.

11. Reservation of Common Shares. For the purpose of enabling it to satisfy any obligation to issue Common Shares upon exercise of Warrants, the Company will, at all times through the Close of Business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued Common Shares, the number of Common Shares deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued Common Shares as shall be required for such purpose. The Company covenants that all Common Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all liens, charges and security interests created by or imposed upon the Company with respect to the issuance thereof.

12. Registration of Warrants and Warrant Shares. The Company shall use commercially reasonable efforts to file a Registration Statement with the Commission and to have such Registration Statement declared effective by the Commission; provided, however, that the foregoing obligations of the Company shall be suspended during any period in which, in the Company’s determination, the Company is not eligible to file a registration statement on Form S-3. Except as set forth in the last sentence of this Section 12, the Company will use its commercially reasonable efforts to keep the Registration Statement continuously effective from the date the Registration Statement is first declared effective by the Commission through the Expiration Date and to keep such Registration Statement and prospectus included therein current while any of the Warrants are outstanding. So long as any unexpired Warrants remain outstanding, the Company will in good faith use its commercially reasonable efforts to endeavor to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make filings under federal and state securities acts and laws, which may be or become reasonably necessary in connection with the issuance and delivery of the Warrants, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Shares issued upon exercise of Warrants; provided, however, that the Company will not take such actions with respect to any transfer of the Warrants, which have not been registered under the Securities Act and are not transferable except as provided in Section 6(a) hereof. However, Warrants may not be exercised or sold by, nor may Warrant Shares or other securities be issued to, any registered Holder in any state or jurisdiction in which such exercise or sale would be unlawful. Notwithstanding anything to the contrary in this Section 12, the Company shall not be required to keep the Registration Statement or any other registration statement covering the Warrant Shares issuable upon exercise of the Warrants effective or current or any related prospectus current if in the reasonable judgment of the Company the discrepancy between the market price of the Common Shares and the Exercise Price makes it unlikely that the Warrants will be exercised or following the Close of Business on the Expiration Date or such earlier date upon which all Warrants have been exercised or redeemed in full in accordance with the terms set forth herein.

13. Adjustment of Exercise Price and Number of Warrant Shares Purchasable.

(a) Except as provided in Sections 13(b) or 13(d) below, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall not be adjusted prior to the Expiration Date or upon exercise of any Warrant.

(b) If the Company shall (i) pay a dividend on its Common Shares in Common Shares, (ii) subdivide its outstanding Common Shares, (iii) combine its outstanding Common Shares into a smaller number of Common Shares or (iv) reclassify the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto and the Exercise Price payable therefor shall be adjusted so that the Holder of each Warrant shall be entitled upon exercise to receive, for the same aggregate consideration, the kind and number of Common Shares or other securities of the Company that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, if such Warrant had been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 13(b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. In addition, in the event of any reclassification of the Common Shares, references in this Agreement to Common Shares shall thereafter be deemed to refer to the securities into which the Common Shares shall have been reclassified. Notice of any such adjustment shall be given to the registered Holders in the manner provided in Section 15 hereof and to the Warrant Agent in the manner provided in Section 21 hereof.

(c) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety or in case the Company is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Shares (each a “Fundamental Change”), the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement, in form and substance substantially equivalent to this Agreement, such that after the Fundamental Change each Holder shall have the right, subject to terms and conditions substantially equivalent to those contained in this Agreement, to purchase the kind and amount of shares and other securities and property that such Holder would have been entitled to receive if such Warrant had been exercised immediately prior to the Fundamental Change. The Company shall deliver notice of the execution of any such agreement to each registered Holder in accordance with the provisions of Section 21 hereof. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13. The provisions of this Section shall similarly apply to successive Fundamental Changes. The Warrant Agent shall be under no duty to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments, and the Warrant Agent shall be entitled to rely upon the provisions contained in any such agreement.

(d) At any time the Company may, at its option, voluntarily reduce the then-current Exercise Price to such amount (the “Reduced Exercise Price”) and for such period or periods of time which may be through the Close of Business on the Expiration Date (the “Reduced Exercise Price Period”) as may be deemed appropriate by the Board. Notice of any such Reduced Exercise Price and Reduced Exercise Price Period shall be given to the registered Holders in the manner provided in Section 15 hereof and to the Warrant Agent in the manner provided in Section 21 hereof. After the termination of the Reduced Exercise Price Period, the Exercise Price shall be the Exercise Price that would have been in effect, as adjusted pursuant to Section 13(b) above, had there been no reduction in the Exercise Price pursuant to the provisions of this Section 13(d). Any adjustment in the Exercise Price pursuant to Section 13(b) above during the Reduced Exercise Price Period shall also be made in the Reduced Exercise Price in the manner specified in Section 13(b) above.

14. Redemption.

(a) At any time the Company may, at its option, redeem the Warrants in whole or in part, for a redemption price of $0.001 per Warrant Share (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences), on at least thirty (30) days’ prior written notice to the registered Holders. If the Company elects to redeem only a portion of the Warrants, the Company will make any such partial redemption on a pro rata basis to all Holders based on the number of Warrant Shares they respectively own. In the event the Company exercises its right to redeem the Warrants, the Expiration Date shall be deemed to be the date fixed for redemption in such notice (the “Redemption Date”), and the Warrants may be exercised until the Close of Business on the Redemption Date to the extent the exercise of the Warrants is otherwise permitted by the terms of this Agreement. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the registered Holder thereof will be entitled only to the redemption price of $0.001 per Warrant Share.

(b) If the Company exercises its right to redeem all or a portion of the Warrants, then it shall give or cause to be given notice to the registered Holders by delivering to such registered Holders a notice of redemption in accordance with the provisions of Section 21 hereof. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given, whether or not the registered Holder receives such notice.

(c) The notice of redemption shall specify (i) the redemption price, (ii) the Redemption Date, which shall in no event be less than thirty (30) days after the date of mailing such notice, (iii) the place where the Warrants must be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant shall terminate at Close of Business on the Redemption Date. Neither failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder to whom notice was not mailed or whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(d) Any right to exercise a Warrant shall terminate at Close of Business on the Redemption Date. The redemption price payable to the registered Holders shall be mailed to such persons at the most current address listed in the Warrant Register.

15. Notices to Holders. If (a) the Company shall declare any dividend payable in any securities upon its Common Shares, or make any distribution (other than a cash dividend declared in the ordinary course) to the holders of its Common Shares; (b) the Company shall offer to the holders of its Common Shares any additional Common Shares or securities convertible or exchangeable into Common Shares or any right to subscribe for or purchase Common Shares; (c) the Company shall dissolve, liquidate or wind up (other than in connection with a Fundamental Change); or (d) the Company shall fix a Reduced Exercise Price and Reduced Exercise Price Period, then the Company shall cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the registered Holders in accordance with the provisions of Section 21 hereof, and such notice shall be given (i) in the case of clauses (a) or (b) above, at least ten (10) calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, (ii) in the case of clause (c) above, at least twenty (20) calendar days prior to the date fixed as a record date for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up and (iii) in the case of clause (d) above, as soon as practicable after such event. Such notice shall, as and if applicable, specify such record date or the date of closing the transfer books, as the case may be. Failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any dividend, distribution, offer, right, option, warrant, dissolution, liquidation or winding up, the fixing of a Reduced Exercise Price or Reduced Exercise Price Period, or the vote upon or any other action taken in connection with the foregoing.

16. Merger Consolidation or Change of Name of the Warrant Agent. Any entity into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any entity succeeding to the shareholder services business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18.

17. Warrant Agent. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrants shall be subject:

(a) In acting under this Warrant Agreement and in connection with the Warrants, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the Holders or beneficial owners of Warrants.

(b) The Company agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, or willful misconduct on the part of the Warrant Agent, finally adjudicated to have been directly caused by Warrant Agent hereunder, including the reasonable costs and expenses of defending against any claim of such liability. The Warrant Agent shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection herewith or to take any other action likely to involve the Warrant Agent in expense, unless first indemnified to the Warrant Agent’s satisfaction. The indemnities provided by this paragraph shall survive the resignation or discharge of the Warrant Agent or the termination of this Agreement. Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable under or in connection with the Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including, but not limited, to lost profits, whether or not foreseeable, even if the Warrant Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought, and the Warrant Agent’s aggregate liability to the Company, or any of the Company’s representatives or agents, under this Section 17(a) or under any other term or provision of this Agreement, whether in contract, tort, or otherwise, is expressly limited to, and shall not exceed in any circumstances, one (1) year’s fees received by the Warrant Agent as fees and charges under this Agreement, but not including reimbursable expenses previously reimbursed to the Warrant Agent by the Company hereunder.

(c) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(d) Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrants.

(e) The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or the Warrants (except as to the Warrant Agent’s countersignature thereon).

(f) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrants (except its countersignature thereof) by the Company or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(g) Subject to the limitations set forth above, the Warrant Agent shall be liable hereunder only for its own gross negligence or willful misconduct, or for any intentional breach by it of this Agreement.

(h) The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrants specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrants against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrants or in the case of the receipt of any written demand from a Holder of a Warrant with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law.

(i) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of Warrant Shares required under the provisions of Section 13 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Common Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(j) The Warrant Agent may consult with counsel satisfactory to it, which may include counsel for the Company, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(k) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(l) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) that may be deemed to be conclusively proved and established by such signed statement.

(m) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer of the Company; and such certificate shall be full authentication to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(n) The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Holders or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indenture to which the Company is a party.

18. Change of Warrant Agent. If the Warrant Agent shall resign (such resignation to become effective not earlier than sixty (60) days after giving written notice thereof to the Company and the registered Holders) or shall become incapable of acting as Warrant Agent or if the Board shall by resolution remove the Warrant Agent (such removal to become effective not earlier than thirty (30) days after filing a certified copy of such resolution with the Warrant Agent and giving written notice of such removal to the registered Holders), then the Company shall appoint a successor to the Warrant Agent. If the Company fails to make such appointment within a period of thirty (30) days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent, then any registered Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Beginning sixty (60) days after the Warrant Agent gives written notice of resignation to the Company and the registered Holders or thirty (30) days after the Company files a certified copy of a resolution of the Board removing the Warrant Agent with the Warrant Agent and gives written notice of such removal to the registered Holders, or upon receipt by the Company of written notice of the Warrant Agent’s becoming incapable of acting as Warrant Agent, as applicable, the duties of the Warrant Agent shall be carried out by the Company pending the appointment of a successor to the Warrant Agent by the Company or a court of competent jurisdiction. Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered Holders at such Holder’s address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent the Warrant Register and any other property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for that purpose. Failure to give any notice provided for in this Section 18 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

19. Holder Not Deemed a Shareholder. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

20. Delivery of Prospectus. Subject to Section 12 hereof, if the Company deems it to be necessary or advisable under applicable federal or state securities laws to deliver a prospectus or other notices or communications in connection with the issuance of the Warrants or upon the exercise of Warrants, the Company will furnish to the Warrant Agent sufficient copies of a prospectus or such other notices or communications relating to the Warrant Shares, and the Warrant Agent agrees that it will deliver a copy of the prospectus or such other notices or communications to any Holders as the Company may instruct.

21. Notices. Notices or demands authorized by this Agreement shall be deemed given (a) on the date delivered, if delivered personally, (b) on the first business day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) on the fourth business day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), (d) the date of transmission, if such notice or communication is delivered via facsimile or email at or prior to the Close of Business on a business day and (e) the next business day after the date of transmission, if such notice or communication is delivered via facsimile or email on a day that is not a business day or later than the Close of Business on any business day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to

1847 Holdings LLC

590 Madison Avenue, 21st Floor
New York, NY 10022

Attn: Ellery W. Roberts, Chief Executive Officer

Email:

with a copy (which shall not constitute notice) to:

Bevilacqua PLLC

1050 Connecticut Avenue, NW, Suite 500

Washington, DC 20036

Attention: Louis A. Bevilacqua

E-mail:

If to the Warrant Agent, to

Vstock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Attention: Relationship Management

E-mail: info@vstocktransfer.com

If to a Holder, to the address of such Holder as shown on the Warrant Register, which such notice may be given by the Warrant Agent on behalf of the Company.

22. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Holders in any material respect. Any supplement to or amendment of this Agreement which may not be made by the Company and the Warrant Agent without the approval of the Holders shall require the approval of the Company, the Warrant Agent and the Holders entitled to purchase upon exercise thereof a majority of the Warrant Shares that may be purchased upon the exercise of all outstanding Warrants at the time that such amendment or supplement is to be made. Notwithstanding the foregoing, any amendment or supplement to this Agreement which would provide for an adjustment to either (i) the number of Warrant Shares purchasable upon exercise of a Warrant or (ii) the Exercise Price, in either case, in a manner not provided for in this Agreement and in a manner that would have a substantial negative impact on the Holders, shall require the consent of the Holders entitled to purchase upon exercise thereof at least seventy-five percent (75%) of the Warrant Shares which may be purchased upon the exercise of all outstanding Warrants at the time such amendment or supplement is to be made.

23. Successors. Each of the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

24. Termination. This Agreement shall terminate at the Close of Business on January 3, 2026 or such earlier date upon which all Warrants have been exercised or redeemed in full in accordance with the terms set forth herein, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 17 hereof shall survive such termination. Upon termination of this Agreement, the Warrant Agent shall retain all canceled Warrants and related documentation as required by applicable law.

25. Governing Law. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York without regard to conflict of law or choice of law principles that would cause the application of any laws other than of the State of New York.

26. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or entity other than the Company, the Warrant Agent and the registered Holders any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered Holders.

27. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

28. Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

1847 HOLDINGS LLC

By:	/s/ Vernice Howard
Name:	Vernice Howard
Title:	Chief Financial Officer

VSTOCK TRANSFER, LLC

By:	/s/ Young D. Kim
Name:	Young D. Kim
Title:	Compliance Officer

EXHIBIT A

FORM OF WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON SHARE PURCHASE WARRANT

1847 HOLDINGS LLC

Warrant No: _______	Issue Date: January 3, 2022

Warrant Shares: _________

THIS COMMON SHARE PURCHASE WARRANT (this “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, to subscribe for and purchase up to ______ (as subject to adjustment hereunder, the “Warrant Shares”) of the common shares, no par value (the “Common Shares”), of 1847 Holdings LLC, a Delaware limited liability company (the “Company”).

1. Duration and Exercise of Warrants.

(a) Exercise Period. Unless all Warrant Shares are redeemed in accordance with Section 3 hereof, this Warrant shall expire at (i) 5:00 p.m. New York City time (“Close of Business”) on January 3, 2026, subject to extension, in the sole discretion of the Company with at least thirty (30) days’ prior notice to the Holder in the manner provided for in Section 6(e) hereof (such date of expiration being hereinafter referred to as the “Expiration Date”). Beginning on the later of (i) January 3, 2024 or (ii) the date that a registration statement on Form S-3 has been filed with and declared effective by the Securities and Exchange Commission (the “Commission”) with respect to the issuance of the Warrant Shares (a “Registration Statement”), and thereafter until the Close of Business on the Expiration Date, this Warrant may be exercised on any business day subject to Section 1(f) and the remaining provisions of this Warrant. After the Close of Business on the Expiration Date, the Warrant will become void and of no value.

(b) Exercise Price. The exercise price per Warrant Share under this Warrant shall be $4.20, subject to adjustment hereunder (the “Exercise Price”).

(c) Mechanics of Exercise.

(i) The Holder shall exercise its right to purchase Warrant Shares by depositing with the Company at its principal office or by PDF copy submitted by e-mail (or e-mail attachment) a duly completed notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”) signed by the Holder and by paying to the Company an amount equal to the Exercise Price multiplied by the number of Warrant Shares in respect of which this Warrant is being exercised. Payment shall be in lawful money of the United States of America by wire transfer or by official bank, certified, or personal check made payable to the Company; provided, however, if payment is made by personal check, sufficient time must be allowed for the check to clear prior to the Expiration Date.

(ii) Upon receipt of the Exercise Notice and payment of the Exercise Price, and as soon as practicable thereafter, the Company will transmit a copy of the Exercise Notice to VStock Transfer, LLC (the “Warrant Agent”), which, in its capacity as the Company’s transfer agent (the “Transfer Agent”), shall issue and deliver to or upon the written order of the Holder the Warrant Shares issuable upon the exercise of this Warrant in book entry form, or upon the request of a Holder, a certificate or certificates for such Warrant Shares. Such Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Warrant Shares upon the date of issuance thereof. The Exercise Price will be deemed to have been received by the Company only upon (i) clearance of any uncertified check or (ii) receipt by the Company of any official bank or certified check drawn upon a U.S. bank, or (iii) receipt by the Company of confirmation of any wire transfer to the account set forth above.

(iii) Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Warrant Agent until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Warrant Agent for cancellation within three (3) business days of the date on which the final Exercise Notice is delivered to the Company.

(d) No Fractional Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of this Warrant. Any fractional interest in Warrant Shares on the exercise of this Warrant shall be rounded down to the nearest whole number. By accepting this Warrant, the Holder thereof expressly waives any right to receive any fractional share of securities upon exercise of this Warrant, or to receive any value whatsoever upon exercise of a fractional interest in this Warrant.

(e) Charges, Taxes and Expenses. The Company will pay all documentary stamp taxes attributable to the initial issuance of this Warrant and of Warrant Shares upon the exercise of this Warrant; provided, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue of any Warrant Shares in a name other than the registered Holder of this Warrant, and the Company shall not be required to issue or deliver such Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or adequate provision has been made for the payment thereof.

(f) Limitations on Exercise. No issuance of Warrant Shares upon exercise of this Warrant shall be made unless there is a current prospectus covering such Warrant Shares under an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and registration or qualification of such Warrant Shares (or an exemption therefrom) has been obtained from the state or other regulatory authorities in the jurisdiction in which such Warrant Shares are sold. The Company will provide to the Warrant Agent written confirmation of such registration or qualification, or an exemption therefrom, when requested by the Warrant Agent, and the determination of the Company shall be final and binding on the Warrant Agent and the Holder. In addition, notwithstanding any other provision of this Warrant to the contrary, no issuance of Warrant Shares shall be made, and the Company is authorized to refuse to honor the exercise of this Warrant, if the exercise would result, in the opinion of the Company’s Board of Directors (the “Board”) or its Chief Executive Officer upon advice of counsel, in the violation of any law. All questions concerning the timeliness, validity, form and eligibility of any exercise of this Warrant will be determined by the Company, and such determinations will be final and binding. The Company may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such amount of time as the Company may determine, or reject the purported exercise of this Warrant by reason of any defect or irregularity in the exercise. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within an amount of time determined in the Company’s sole discretion. The Company and the Warrant Agent are not under any duty to notify the Holder of any defect or irregularity in connection with the submission of this Warrant and will not incur any liability for failure to provide this notification.

2. Certain Adjustments.

(a) Share Dividends and Splits. If the Company shall (i) pay a dividend on its Common Shares in Common Shares, (ii) subdivide its outstanding Common Shares, (iii) combine its outstanding Common Shares into a smaller number of Common Shares or (iv) reclassify the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto and the Exercise Price payable therefor shall be adjusted so that the Holder shall be entitled upon exercise to receive, for the same aggregate consideration, the kind and number of Common Shares or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above, if such Warrant had been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 2(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. In addition, in the event of any reclassification of the Common Shares, references in this Warrant to Common Shares shall thereafter be deemed to refer to the securities into which the Common Shares shall have been reclassified.

(b) Fundamental Transaction. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety or in case the Company is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Shares (each a “Fundamental Change”), the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement such that after the Fundamental Change the Holder shall have the right, subject to terms and conditions substantially equivalent to those contained in this Warrant, to purchase the kind and amount of shares and other securities and property that the Holder would have been entitled to receive if this Warrant had been exercised immediately prior to the Fundamental Change. The Company shall deliver notice of the execution of any such agreement to the Holder in accordance with the provisions of Section 6(e) hereof. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2(b). The provisions of this Section 2(b) shall similarly apply to successive Fundamental Changes.

(c) Reduction of Exercise Price. At any time the Company may, at its option, voluntarily reduce the then-current Exercise Price to such amount (the “Reduced Exercise Price”) and for such period or periods of time which may be through the Close of Business on the Expiration Date (the “Reduced Exercise Price Period”) as may be deemed appropriate by the Board. Notice of any such Reduced Exercise Price and Reduced Exercise Price Period shall be given to the Holders in the manner provided in Section 6(e) hereof. After the termination of the Reduced Exercise Price Period, the Exercise Price shall be the Exercise Price that would have been in effect, as adjusted pursuant to Section 2(b) above, had there been no reduction in the Exercise Price pursuant to the provisions of this Section 2(c). Any adjustment in the Exercise Price pursuant to Section 2(b) above during the Reduced Exercise Price Period shall also be made in the Reduced Exercise Price in the manner specified in Section 2(b) above.

3. Redemption.

(a) Redemption Right. At any time the Company may, at its option, redeem this Warrant in whole or in part, for a redemption price of $0.001 per Warrant Share (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences), on at least thirty (30) days’ prior written notice to the Holder. In the event the Company exercises its right to redeem this Warrant, the Expiration Date shall be deemed to be the date fixed for redemption in such notice (the “Redemption Date”), and this Warrant may be exercised until the Close of Business on the Redemption Date to the extent the exercise of this Warrant is otherwise permitted by the terms of this Warrant. If this Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the Holder will be entitled only to the redemption price of $0.001 per Warrant Share.

(b) Mechanics of Redemption. If the Company exercises its right to redeem all or a portion of this Warrant, then it shall give or cause to be given notice to the Holder by delivering to the Holder a notice of redemption in accordance with the provisions of Section 6(e) hereof. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. The notice of redemption shall specify (i) the redemption price, (ii) the Redemption Date, which shall in no event be less than thirty (30) days after the date of mailing such notice, (iii) the place where this Warrant must be delivered (if this Warrant is redeemed in full) and the redemption price paid, and (iv) that the right to exercise this Warrant shall terminate at Close of Business on the Redemption Date. Neither the failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except if notice was not mailed or was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Any right to exercise this Warrant shall terminate at Close of Business on the Redemption Date. The redemption price payable to the Holder shall be mailed to the most current address listed in the Warrant Register (as defined below).

4. Notices to Holder. If (a) the Company shall declare any dividend payable in any securities upon its Common Shares, or make any distribution (other than a cash dividend declared in the ordinary course) to the holders of its Common Shares; (b) the Company shall offer to the holders of its Common Shares any additional Common Shares or securities convertible or exchangeable into Common Shares or any right to subscribe for or purchase Common Shares; (c) the Company shall dissolve, liquidate or wind up (other than in connection with a Fundamental Change); or (d) the Company shall fix a Reduced Exercise Price and Reduced Exercise Price Period, then the Company shall cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to the Holder in accordance with the provisions of Section 6(e) hereof, and such notice shall be given (i) in the case of clauses (a) or (b) above, at least ten (10) calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, (ii) in the case of clause (c) above, at least twenty (20) calendar days prior to the date fixed as a record date for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up and (iii) in the case of clause (d) above, as soon as practicable after such event. Such notice shall, as and if applicable, specify such record date or the date of closing the transfer books, as the case may be. Failure to give the notice required by this Section 4 or any defect therein shall not affect the legality or validity of any dividend, distribution, offer, right, option, warrant, dissolution, liquidation or winding up, the fixing of a Reduced Exercise Price or Reduced Exercise Price Period, or the vote upon or any other action taken in connection with the foregoing.

5. Transfer and Exchange of Warrant.

(a) Transferability. The Warrant Agent shall not register the transfer of this Warrant except as follows:

(i) if the transferee is, in the opinion of counsel for the transferring Holder, a person to whom this Warrant may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of such opinion of counsel for the transferring Holder in writing, which written opinion and counsel are acceptable to the Company, and a letter acceptable to the Company from such transferee in which such transferee represents that he or she is acquiring the Warrant for his or her own account for investment purposes and not with a view to distribution and provides any other information and representations required by the Company, and in which such person agrees to comply with the requirements of this provision with respect to any resale or other disposition of such securities;

(ii) upon surrender of this Warrant to the Warrant Agent accompanied by a duly executed assignment in the form attached hereto as Exhibit B; and

(iii) upon payment of any applicable tax or taxes pursuant to Section 1(e) hereof.

(b) New Warrant. Upon any such registration of transfer, a new Warrant shall be issued to the transferee for the number of Warrant Shares transferred. If less than all the Warrant Shares are transferred, a new Warrant or Warrants shall be issued in the name of the Holder for the number of Warrant Shares evidenced by the Warrant so surrendered that have not been transferred.

(c) Warrant Register. The Warrant Agent shall register this Warrant upon records maintained by the Warrant Agent for that purpose (the “Warrant Register”) in the name of the record Holder hereof from time to time. The Company and the Warrant Agent may deem and treat the registered Holder of this Warrant as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

6. Miscellaneous.

(a) No Rights as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or any other matter, or any rights whatsoever as a shareholder of the Company.

(b) Loss, Theft, Destruction or Mutilation of Warrant. If this Warrant shall be mutilated, lost, stolen or destroyed, the Company may, in its sole and absolute discretion, issue and the Warrant Agent shall deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the lost, stolen or destroyed Warrant, a new warrant of like tenor and representing an equivalent number of Warrant Shares, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and of an indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe. The Company and the Warrant Agent may charge the Holder for any expenses associated with replacing his or her mutilated, lost, stolen or destroyed Warrant.

(c) Reservation of Common Shares. For the purpose of enabling it to satisfy any obligation to issue Common Shares upon exercise of this Warrant, the Company will, at all times through the Close of Business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued Common Shares, the number of Common Shares deliverable upon the exercise of this Warrant. The Company covenants that all Common Shares issued upon exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant, be fully paid and nonassessable and free from all liens, charges and security interests created by or imposed upon the Company with respect to the issuance thereof.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(e) Notices. Notices or demands authorized by this Warrant shall be deemed given (i) on the date delivered, if delivered personally, (ii) on the first business day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (iii) on the fourth business day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), (iv) the date of transmission, if such notice or communication is delivered via facsimile or email at or prior to the Close of Business on a business day and (v) the next business day after the date of transmission, if such notice or communication is delivered via facsimile or email on a day that is not a business day or later than the Close of Business on any business day, in each case to the Warrant Agent at 18 Lafayette Place, Woodmere, NY 11598, attention Relationship Management, info@vstocktransfer.com, or to the Holder to the address of such Holder as shown on the Warrant Register (or at such other address as shall be specified by like notice). As used herein, “business day” means a day which is not a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

(f) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(g) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(h) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(i) Warrant Agent Agreement. This Warrant is issued pursuant to that certain Warrant Agent Agreement, dated January 3, 2023, between the Company and the Warrant Agent (the “Warrant Agreement”). To the extent any provision of this Warrant conflicts with the express provisions of the Warrant Agreement, the provisions of this Warrant shall govern and be controlling.

(j) Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Warrant without the approval of the Holder in order to cure any ambiguity, manifest error or other mistake in this Warrant, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Holder in any material respect. Any supplement to or amendment of this Warrant which may not be made by the Company and the Warrant Agent without the approval of the Holder shall require the approval of the Company, the Warrant Agent and the holders entitled to purchase a majority of the Warrant Shares that may be purchased upon the exercise of all outstanding warrants issued pursuant to the Warrant Agreement at the time that such amendment or supplement is to be made. Notwithstanding the foregoing, any amendment or supplement to this Warrant which would provide for an adjustment to either (i) the number of Warrant Shares purchasable upon exercise of this Warrant or (ii) the Exercise Price, in either case, in a manner not provided for in this Warrant and in a manner that would have a substantial negative impact on the Holder, shall require the consent of the holders entitled to purchase upon exercise thereof at least seventy-five percent (75%) of the Warrant Shares which may be purchased upon the exercise of all outstanding warrants issued pursuant to the Warrant Agreement at the time such amendment or supplement is to be made.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

1847 HOLDINGS LLC

By:
Name:	Vernice Howard
Title:	Chief Financial Officer

COUNTERSIGNED:

VSTOCK TRANSFER, LLC,
as Warrant Agent

By:

EXHIBIT A

NOTICE OF EXERCISE

(1) The undersigned hereby elects to purchase Warrant Shares of 1847 Holdings LLC pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(3) Please deliver said Warrant Shares to the following address:

OR deliver the Warrant Shares via DWAC as follows:

Name of Brokerage Firm:

DTC Participant Number:

Account Name:

Account Number:

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

A-1

EXHIBIT B

ASSIGNMENT FORM

For Value Received, the undersigned hereby sells, assigns, and transfers unto              the right to purchase              Common Shares of 1847 HOLDINGS LLC, a Delaware limited liability company, to which the within Common Share Purchase Warrant relates. By accepting such transfer, the transferee has agreed to be bound in all respects by the terms and conditions of the within Warrant.

Dated:
Name of Holder

Signature*

Name of Authorized Signatory (if an entity)

Title of Authorized Signatory (if an entity)

Address

Social Security or Tax Identification No.

*	The signature must correspond to the name as written upon the face of the Common Share Purchase Warrant in every particular without alteration or enlargement or any change whatsoever.

B-1